EXHIBIT 4.10




                       SCHEDULE OF AGREEMENTS PURSUANT TO
                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                DATED MAY 13, 1997, AS AMENDED BY 1999 AMENDMENT


         Registrant entered into Non-Qualified Stock Option Agreements, dated May 13, 1997 (filed herein as Exhibit 4.9) and as amended by the 1999 Amendment (filed herein as Exhibit 4.7), granting employees options to purchase shares of the Registrant's Common Stock at an exercise price per share as follows:

        Optionee                 Shares         Exercise Price/Share

        L. Green                 18,140             $10.92
        G. Murdoch               12,093             $10.92
        M. Neal                  12,093             $10.92
        A. Zou                   12,093             $10.92